                                  EXHIBIT (5)
                                  -----------

                            LEWIS, RICE & FINGERSH

                          A LIMITED LIABILITY COMPANY

                                ATTORNEYS AT LAW

                          500 N. BROADWAY, SUITE 2000
                         ST. LOUIS, MISSOURI 63102-2147

                               TEL (314) 444-7600
                               FAX (314) 241-6056

                               December 18, 1996



Jefferson Savings Bancorp, Inc.
14915 Manchester Road
Ballwin, Missouri 63011

     RE:  REGISTRATION STATEMENT ON FORM S-4


Dear Sirs:

     In connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, you have requested that we furnish you our opinion as to the legality of the shares of the common stock, $0.01 par value (the "Common Stock"), of Jefferson Savings Bancorp, Inc. (the "Company") registered thereunder, which Common Stock is to be issued pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated September 25, 1996, among the Company, Jefferson Savings AcquisitionCo, Inc. and L & B Financial, Inc.

     As counsel to the Company, we have participated in the preparation of the Registration Statement. We have examined and are familiar with the Company's Certificate of Incorporation, Bylaws, as amended, records of corporate proceedings and such other information and documents as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and will, when issued as contemplated in the Registration Statement and the Merger Agreement, be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement.

                           Very truly yours,

                           /s/ Lewis, Rice & Fingersh
                           LEWIS, RICE & FINGERSH, L.C.

 ST. LOUIS, MISSOURI . KANSAS CITY, MISSOURI . CLAYTON, MISSOURI . WASHINGTON,
        MISSOURI . BELLEVILLE, ILLINOIS . HAYS, KANSAS . LEAWOOD, KANSAS